Exhibit 99.1

Egalet Reports Second Quarter 2014 Financial Results and Provides Business Update

—Webcast and conference call today at 8:30 a.m. EDT—

Wayne, Penn. — Aug 12, 2014 — Egalet Corporation (Nasdaq: EGLT) (“Egalet”) today reported business highlights and financial results for the three months ended June 30, 2014.

Recent highlights include:

•                  Appointed Jeffrey M. Dayno, M.D. as chief medical officer;

•                  Initiated Category 2/3 abuse-deterrent study of Egalet-001;

•                  Received positive results from the Category 1 abuse deterrence study which tested Egalet-001’s ability to resist a broad range of common methods of chemical and physical manipulation, including showed Egalet-001 has strong abuse-deterrent characteristics to one of the most common routes of morphine abuse, intravenous injection; and

•                  Announced top-line results from two of three bioequivalence studies for Egalet-001.

“Our mission is to bring medications to those living with chronic pain and offer patients and physicians peace of mind by delivering them in an abuse-deterrent formulation,” said Bob Radie, Egalet’s president and chief executive officer.  “Our top-line results from our Category 1 abuse deterrence studies demonstrated how our lead product candidate, Egalet-001, has strong abuse-deterrent characteristics, including resistance to one of the most common routes of morphine abuse, intravenous injection.”

2014 Financial Results

•                  Cash Position: Cash as of June 30, 2014 was $69.3 million compared to $77.5 million at March 31, 2014. Our primary use of capital was, and we expect will continue to be, compensation and related expenses, third-party clinical research and development services, manufacturing development and other regulatory expenses and general overhead costs. We expect our cash expenditures to increase in the near term as we fund our clinical development of Egalet-001 and Egalet-002, and continue to build-out our commercial manufacturing capability.

•                  Revenue: Revenues increased from zero for the three months ended June 30, 2013 to $490,000 for the three months ended June 30, 2014, as a result of the amortization of deferred revenue and the performance of certain research and development services under our collaborative agreement with Shionogi Limited.

•                  R&D Expenses: Research and development expenses increased to $7.4 million for the three months ended June 30, 2014 from $1.2 million for the three months ended June 30, 2013. The increase of $6.2 million was driven primarily by an increase in our development costs for Egalet-001 and Egalet-002 and employee and stock-based compensation expenses.

•                  G&A Expenses: General and administrative expenses increased to $4.7 million for the three months ended June 30, 2014 from $1.1 million for the three months ended June 30, 2013.  The increase was primarily attributable to the continued investment in our U.S. infrastructure, including the hiring of personnel, as well as the adoption of a stock compensation plan.

•                  Interest Expense: Interest increased to $4,000 in interest income for the three months ended June 30, 2014 from an expense of $1.4 million for the three months ended June 30, 2013. This change was primarily attributable to the conversion of our related party convertible debt upon consummation of our initial public offering in February 2014, which was outstanding during the prior year period.

•                  Net (Loss) Income: Net loss increased to $11.7 million for the three months ended June 30, 2014 from a net loss of $3.7 million for the three months ended June 30, 2013.

Upcoming Milestones

2014

•                  Q3: Complete Egalet-001 15 mg bioequivalence study

•                  Q4: Complete category 2/3 abuse-deterrent studies for Egalet-001

•                  Q4: Initiate category 2 and 3 abuse deterrence studies for Egalet-002

2015

•                  Q1: Initiate pivotal Phase 3 trials for Egalet-002

Conference Call Information

Egalet’s management will host a conference call to discuss the second quarter 2014 financial results:

Date:	Tuesday, August 12, 2014
Time:	8:30 a.m. EDT
Webcast (live and archive):	http://egalet.investorroom.com/eventsandwebcasts
Dial-in numbers: Replay dial-in numbers:	1-877-870-4263 (domestic) 1-412-317-0790 (international) 1-877-344-7529 (domestic) 1-412-317-0088 (international) Conference Number: 10050459

About Egalet

Egalet’s mission is to help ensure access to effective medications for individuals living with chronic pain while protecting physicians, families and communities from the burden of abuse. Prescription opioid abuse has reached epidemic levels in the United States, with 6.8 million current prescription drug abusers and drug abuse is now the leading cause of accidental death in the United States. With the majority of opioids abused in the United States originating from a prescription and most often coming from a friend or family, a safeguard against the unexpected is needed.  Egalet is committed to bringing peace of mind to the patients and physicians it serves by offering abuse-deterrent pain medications.  Using the proprietary Guardian™ Technology the Company has a pipeline of clinical-stage, opioid-based product candidates that are specifically designed to deter abuse by physical and chemical manipulation.  The Guardian Technology is customized to resist specific routes of abuse that often occur with the underlying active pharmaceutical ingredient.  The Company’s lead program, Egalet-001, an abuse-deterrent, extended-release, oral morphine formulation, is in development for the management of pain severe enough to require daily, around-the-clock opioid treatment and for which alternative treatments are inadequate.  It was designed to resist common methods of abuse, including one of the most common routes for morphine via injection. With no abuse-deterrent formulations of morphine currently available, Egalet-001 which is in pivotal studies, if approved, could fill a significant unmet need in the marketplace. Egalet-002, an abuse-deterrent, extended-release, oral oxycodone formulation, is in development for the management of pain severe enough to require daily, around-the-clock opioid treatment and for which alternative treatments are inadequate. Egalet-002 was designed to resist common methods of abuse, including crushing and snorting the most common route of abuse for oxycodone. Egalet entered into a collaboration with Shionogi in November of 2013, to develop abuse-deterrent hydrocodone based products. Egalet’s Guardian Technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple active pharmaceutical ingredients with similar or different release profiles. Egalet has a strong IP position of 58 granted patents and is continually enhancing its proprietary position.  Visit www.egalet.com for more information.

Safe Harbor

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and are subject to known and unknown uncertainties and risks.  Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: the success of our clinical trials; our ability to obtain regulatory approval of our product candidates; competitive factors; general market conditions; and other risks factors described in Egalet’s filings with the United States Securities and Exchange Commission. Egalet assumes no obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Investor and Media Contact:

BiotechComm

E. Blair Clark-Schoeb

Tel: 917-432-9275

Email: blair@biotechcomm.com

Tables Follow

Egalet Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
Related party revenues	$—	$490,000	$—	$746,000

Operating Expenses:
General and administrative	1,116,000	4,728,000	1,971,000	7,996,000
Research and development	1,200,000	7,361,000	2,163,000	10,141,000
Total operating expenses	2,316,000	12,089,000	4,134,000	18,137,000
Loss from operations	(2,316,000)	(11,599,000)	(4,134,000)	(17,391,000)

Other income (expense):
Interest expense (income)	1,367,000	(4,000)	1,367,000	7,088,000
Loss (gain) on foreign currency exchange	11,000	40,000	(11,000)	43,000
	1,378,000	36,000	1,356,000	7,131,000
Loss before provision for income taxes	(3,694,000)	(11,635,000)	(5,490,000)	(24,522,000)
Provision for income taxes	—	16,000	—	51,000
Net loss	$(3,694,000)	$(11,651,000)	$(5,490,000)	$(24,573,000)

Per share information:
Net loss per share of common stock, basic and diluted	$(2.86)	$(0.73)	$(4.25)	$(1.92)
Weighted average shares outstanding, basic and diluted	1,292,307	15,887,503	1,292,307	12,780,145

Egalet Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31, 2013	June 30, 2014
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,700,000	$69,259,000
Related party receivable	—	345,000
Prepaid expenses	1,774,000	526,000
Other receivables	231,000	230,000
Total current assets	17,705,000	70,360,000
Property and equipment, net	2,378,000	2,476,000
Intangible asset	209,000	208,000
Deposits and other assets	71,000	2,087,000
Total assets	$20,363,000	$75,131,000
Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity

Current liabilities:
Related party senior convertible debt, net of discount	$17,209,000	$—
Accounts payable	1,046,000	2,507,000
Accrued expenses	1,755,000	1,551,000
Deferred revenue	—	551,000
Other current liabilities	55,000	74,000
Total current liabilities	20,065,000	4,683,000
Deferred income tax liability	22,000	22,000
Deferred revenue — non-current portion	10,149,000	9,188,000
Total liabilities	30,236,000	13,893,000

Commitments and contingencies (Note 6)
Redeemable convertible preferred stock:
Redeemable convertible Series A-1 preferred stock—$0.01 par value; 1,406,894 shares and 0 shares issued and outstanding at December 31, 2013 and June 30, 2014, respectively	1,443,000	—
Redeemable convertible Series A-2 preferred stock—$0.01 par value; 593,106 shares and 0 shares issued and outstanding at December 31, 2013 and June 30, 2014, respectively	770,000	—
Redeemable convertible Series B preferred stock—$0.01 par value; 2,327,301 shares and 0 shares issued and outstanding at December 31, 2013 and June 30, 2014, respectively	12,628,000	—
Redeemable convertible Series B-1 preferred stock—$0.01 par value; 113,916 shares and 0 shares issued and outstanding at December 31, 2013 and June 30, 2014, respectively	116,000	—
Total redeemable convertible preferred stock	14,957,000	—
Stockholders’ (deficit) equity:
Common stock—$0.01 par value and $0.001 par value at December 31, 2013 and June 30, 2014, respectively; 75,000,000 shares authorized at June 30, 2014, 1,292,307 and 17,258,663 shares issued and outstanding at December 31, 2013 and June 30, 2014, respectively	13,000	17,000
Additional paid-in capital	7,431,000	118,017,000
Accumulated other comprehensive income	1,125,000	1,176,000
Accumulated deficit	(33,399,000)	(57,972,000)
Total stockholders’ (deficit) equity	(24,830,000)	61,238,000
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$20,363,000	$75,131,000